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                                  EXHIBIT 23



                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
Cotton States Life Insurance Company:


We consent to incorporation by reference in the Registration Statement (No. 33-30696) on Form S-8 of Cotton States Life Insurance Company and subsidiaries of our reports dated February 23, 1996, relating to the consolidated balance sheets of Cotton States Life Insurance Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows, and the related schedules for each of the years in the three-year period ended December 31, 1995, which reports appear or are incorporated by reference in the December 31, 1995 annual report on Form 10-K of Cotton States Life Insurance Company.

As described in note 2 to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for certain investment securities. As described in notes 5 and 6, effective January 1, 1993, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.



                                                    /s/ KPMG Peat Marwick LLP

                                                    KPMG PEAT MARWICK LLP


Atlanta, Georgia
March 27, 1996